Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Each of the undersigned officers of Broadpoint Securities Group, Inc., a New York corporation (the “Company”), does hereby certify to such officer’s knowledge that:

The Annual Report on Form 10-K/A for the year ended December 31, 2007 (the “Report”) of the Company, as filed with the Securities and Exchange Comission on the date hereof, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 11, 2008	/s/ Lee Fensterstock
Lee Fensterstock
Chief Executive Officer
Date:	April 11, 2008	/s/ Robert I. Turner
Robert I. Turner
Chief Financial Officer